                                                                   EXHIBIT 11




                         HEALTHY PLANET PRODUCTS, INC.

                       COMPUTATION OF EARNINGS PER SHARE

                                   EXHIBIT II





                                                                    Three Months     Three Months      Six Months       Six Months
                                                                        Ended            Ended            Ended            Ended
                                                                    June 30, 1995    June 30, 1994    June 30, 1995    June 30, 1994
                                                                    -------------    -------------    -------------    -------------
Primary earnings per share
      Net income                                                    $  179,158       $   35,097       $  371,529       $   82,717
     Cumulative dividends on preferred stock                            <6,755>          <6,755>          <6,755>          <6,755>
                                                                    ----------       ----------       ----------       ----------

Income applicable to common stock                                   $  172,403       $   28,342       $  364,774       $   75,962
                                                                    ==========       ==========       ==========       ==========

Shares
      Weighted average number of common
            shares outstanding                                       1,648,716        1,522,216        1,587,550        1,521,938
      Add dilutive effect of conversion of preferred
            stock and outstanding options and warrants,
            as determined by the application of the
            treasury stock method                                      383,120          424,359          435,308          423,103
                                                                    ----------       ----------       ----------       ----------

                                                                     2,031,836        1,946,575        2,022,858        1,945,041
                                                                    ==========       ==========       ==========       ==========

Primary earnings per share                                          $      .08       $      .01       $      .18       $      .04
                                                                    ==========       ==========       ==========       ==========







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